UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2005
RELIANT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Executive Severance and Change of Control
     We have previously entered into change of control and severance agreements with our executive and senior officers. The majority of these agreements will expire in early 2006. Based on a review of market practices, and after taking into account the improvements in the financial condition of the Company since the date the original severance agreements were entered into in 2003, the Compensation Committee at its meeting on November 16, 2005, has elected to revise our guidelines for severance and change of control benefits. The revised guidelines will apply to our executive officers, including our named executive officers, and to certain of our senior officers. These new guidelines will go into effect upon the expiration of existing severance agreements. In general, the changes approved by the Committee reduce the number of officers entitled to receive change of control benefits and reduce the amount of severance payments. The following chart shows the change of control and severance amounts payable to the different levels of executive officers:

Level	Severance	Change of control

Chief Executive Officer	2 times annual base salary plus bonus	3 times annual base salary plus bonus

Executive Vice Presidents	1.5 times annual base salary plus bonus	3 times annual base salary plus bonus

Senior Vice President Level 1	1.5 times annual base salary plus bonus	3 times annual base salary plus bonus

Senior Vice President Level 2	1.5 times annual base salary plus bonus	2 times annual base salary plus bonus

Senior Vice President Level 3	1.5 times annual base salary plus bonus	n/a
     We will incorporate these new guidelines into new change of control agreements and a separate severance plan. The agreements and plan, which will be filed as exhibits to our annual report on Form 10-K, will include in addition to the terms set forth above, other terms and conditions customary for arrangements of this nature. The Compensation Committee, based upon the advice of its external benefits consultant, determined that the new arrangements are consistent with existing market practice.
Board of Directors Compensation
     On November 17, 2005, the Board of Directors approved an amendment to the non-employee director stock program. The amendment, which was recommended by the external advisor to the Compensation Committee, will eliminate stock option grants under the program beginning in 2006. Under the amended program, each director will receive an annual grant of 6,000 shares of restricted stock, which amount is substantially equal in value to the combined grant of stock option and restricted stock under the former program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC. (Registrant)
Date: November 21, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Corporate Controller

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